UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant ☑

Filed by Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under Rule 14a-12

LIGHTWAVE LOGIC, INC.

(Name of Registrant as Specified In Its Charter)

________________________________________________

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☑	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

369 Inverness Parkway, Suite 350

Englewood, CO 80112

April 29, 2022

Dear Fellow Shareholder:

The 2022 Annual Meeting of Shareholders (the “Annual Meeting”) of Lightwave Logic, Inc. (the “Company”) will be held at 10:00 a.m. (Mountain Time) on Thursday, May 26, 2022 at the Hilton Denver Inverness, 200 Inverness Drive West, Englewood, Colorado 80112. I hope you will be able to attend.

The attached Notice of Annual Meeting and Proxy Statement describe the matters that we expect to be acted upon at the Annual Meeting. Management will be available to answer any questions you may have immediately after the Annual Meeting.

Please sign, date, and return the enclosed proxy card or voting instruction form without delay. The Company’s Annual Report on Form 10-K (including audited financial statements) for the fiscal year ended December 31, 2022 accompanies the Proxy Statement. The proxy materials and Annual Report included in this package are also available on the internet under the “Investors” page of the Company’s website at www.lightwavelogic.com.

All shares represented by proxies will be voted at the Annual Meeting in accordance with the specifications marked thereon, or if no specifications are made, (i) as to Proposal 1, the proxy confers authority to vote “FOR” the three (3) persons listed as nominees for a position on the Board of Directors; (ii) as to Proposal 2, the proxy confers authority to vote “FOR” the ratification of Morison Cogen LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022; and (iii) as to any other business which comes before the Annual Meeting, the proxy confers authority to vote in the proxy holder’s discretion.

The Company’s Board of Directors believes that a favorable vote for each nominee for a position on the Board of Directors and for all other matters described in the attached Notice of Annual Meeting of Shareholders and Proxy Statement is in the best interest of the Company and its shareholders and recommends a vote “FOR” all nominees and “FOR” Proposal 2. Accordingly, we urge you to review the accompanying material carefully and to return the enclosed proxy card or voting instruction form.

Your vote is important, and all shareholders are cordially invited to attend the Annual Meeting in person. Whether or not you expect to attend the Annual Meeting, we urge you to complete, date, sign and return the enclosed proxy card or voting instruction form as promptly as possible, or to vote by Internet or by telephone, to ensure your representation at the Annual Meeting. Internet or telephonic voting is available by following the instructions provided on the proxy card or voting instruction form.

Thank you for your investment and continued interest in Lightwave Logic, Inc.

Sincerely,

/s/ Thomas E. Zelibor

Thomas E. Zelibor

Chair of the Board

LIGHTWAVE LOGIC, INC.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD THURSDAY, MAY 26, 2022

To Our Shareholders:

Notice is hereby given that the 2022 Annual Meeting of Shareholders (the “Annual Meeting”) of Lightwave Logic, Inc. (the “Company”) will be held at 10:00 a.m. (Mountain Time) on Thursday, May 26, 2022 at the Hilton Denver Inverness, 200 Inverness Drive West, Englewood, Colorado 80112, for the following purposes:

1.	To elect three (3) Directors to the Board of Directors to serve until the 2025 Annual Meeting of Shareholders or until their successors have been duly elected or appointed and qualified;

2.	To ratify the appointment of Morison Cogen LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022; and

3.	To consider and take action upon such other business as may properly come before the Annual Meeting or any adjournments thereof.

The Board of Directors has fixed the close of business on April 14, 2022, as the Record Date for determining the shareholders entitled to notice of, and to vote at, the Annual Meeting or any adjournments thereof.

For a period of 10 days prior to the Annual Meeting, a shareholder list will be kept at the Company’s office and shall be available for inspection by shareholders during usual business hours. A shareholder list will also be available for inspection at the Annual Meeting.

Your attention is directed to the accompanying Proxy Statement for further information regarding each proposal to be made.

Whether or not you plan to attend the Annual Meeting, please sign and return the enclosed proxy card or voting instruction form as promptly as possible in the envelope enclosed for your convenience, or please vote via the Internet or by telephone. If you receive more than one proxy card or voting instruction form because your shares are registered in different names and addresses, each proxy card or voting instruction form should be signed and returned to assure that all of your shares are represented at the Annual Meeting. Proxy cards or voting instruction forms forwarded by or for banks, brokers or other nominees should be returned as requested by them. The prompt return of proxy cards or voting instruction forms will save the expense involved in further communication.

By Order of the Board of Directors

/s/ Thomas E. Zelibor

Thomas E. Zelibor

Chair of the Board

April 29, 2022

PROXY STATEMENT

2022 ANNUAL MEETING OF SHAREHOLDERS

This Proxy Statement is furnished in connection with the solicitation by and on behalf of the Board of Directors (the “Board of Directors” or “Board”) of Lightwave Logic, Inc. of proxies to be voted at the 2022 Annual Meeting of Shareholders (the “Annual Meeting”) that will be held at 10:00 a.m. (Mountain Time) on Thursday, May 26, 2022 at the Hilton Denver Inverness, 200 Inverness Drive West, Englewood, Colorado 80112 and at any adjournments thereof (the “Annual Meeting”). In this Proxy Statement, Lightwave Logic, Inc. is referred to as “we,” “us,” “our,” “Company” or “Lightwave Logic” unless the context indicates otherwise. The Annual Meeting has been called to consider and take action on the following proposals: (i) to elect three (3) Directors to the Board of Directors; (ii) to ratify the appointment of Morison Cogen LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022; and (iii) to consider and take action upon such other business as may properly come before the Annual Meeting or any adjournments thereof.

The Board of Directors knows of no other matters to be presented for action at the Annual Meeting. However, if any other matters properly come before the Annual Meeting, the persons named in the proxy card or voting instruction form will vote on such other matters and/or for other nominees in accordance with their best judgment. The Company’s Board of Directors recommends that the shareholders vote “FOR” all nominees and “FOR” Proposal 2. Only holders of record of common stock of the Company at the close of business on April 14, 2022 (the “Record Date”) will be entitled to vote at the Annual Meeting.

The principal executive offices of our Company are located at 369 Inverness Parkway, Suite 350, Englewood, CO 80112, and our telephone number is 720-340-4949. The approximate date on which this Proxy Statement, the proxy card or a voting instruction form and any other accompanying materials are first being sent or given to shareholders is April 29, 2022. A copy of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021 (“Annual Report”) is enclosed with these materials but should not be considered proxy solicitation material. Additionally, the proxy materials and Annual Report included in this package are also available on the internet under the “Investors” page of the Company’s website at www.lightwavelogic.com.

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INFORMATION CONCERNING SOLICITATION AND VOTING

Why did I receive this Proxy Statement?

Our Board of Directors is soliciting your proxy to vote at the Annual Meeting because you were a shareholder of record at the close of business on April 14, 2022 (the “Record Date”) and are entitled to vote at the meeting. The Company has delivered to you by mail beginning on or about April 29, 2022, the Proxy Statement and the Annual Report, along with either a proxy card or a voting instruction form. This Proxy Statement summarizes the information you need to know to vote at the Annual Meeting. You do not need to attend the Annual Meeting to vote your shares.

Who can attend the Annual Meeting?

All shareholders as of the Record Date, or their duly appointed proxies, may attend.

What do I need to be admitted to the Annual Meeting?

In order to be admitted to the Annual Meeting, a shareholder must present proof of ownership of Lightwave Logic stock on the Record Date. Any holder of a proxy from a shareholder must present the proxy card, properly executed. If your shares are held in the name of a bank, broker or other holder of record, you must present proof of your ownership, such as a bank or brokerage account statement, to be admitted to the meeting. All shareholders must also present a form of personal identification in order to be admitted to the meeting.

What am I being asked to vote on at the meeting?

We are asking our shareholders to elect directors and ratify the appointment of our independent registered public accounting firm.

Who is entitled to vote?

Shareholders as of the close of business on the Record Date are entitled to vote. Each shareholder is entitled to one vote for each share of common stock held on the Record Date. Shareholders are not entitled to cumulative voting.

How many votes are needed for approval of each item?

Proposal Number 1. Directors will be elected by a plurality of the votes cast in person or by proxy, meaning the three nominees receiving the most votes will be elected as directors. A “withhold” vote with respect to any nominee will have no effect on the election of that nominee. Shareholders are not entitled to cumulative voting with respect to the election of directors.

Proposal Number 2. The appointment of our independent registered public accounting firm will be ratified if a majority of the votes present in person or by proxy and entitled to vote on the matter vote in favor of the proposal. Abstentions will have the same effect as a vote “against” this proposal, and broker non-votes will have no effect on the vote for this proposal.

Unless a contrary choice is indicated, all duly executed proxies will be voted in accordance with the instructions set forth on the proxy card.

What constitutes a quorum?

As of the Record Date, 111,388,924 shares of our common stock were issued and outstanding. The presence, either in person or by proxy, of the holders of thirty-three and one-third percent (33.3%) of these outstanding shares is necessary to constitute a quorum for the Annual Meeting. Abstentions and broker non-votes are counted as present and entitled to vote for purposes of determining a quorum.

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How do I vote?

Record Holders:

1.	Vote by Internet. Follow the VOTE BY INTERNET instructions on your proxy card.
2.	Vote by phone. Follow the VOTE BY PHONE instructions on your proxy card.
3.	Vote by mail. Follow the VOTE BY MAIL instructions on your proxy card (a postage-paid envelope is provided for mailing in the United States).
4.	Vote in person. Attend and vote at the Annual Meeting.

If you vote by phone or Internet, please DO NOT mail your proxy card.

Beneficial Owners (Holding Shares in Street Name):

1.	Vote by Internet. Follow the VOTE BY INTERNET instructions on the enclosed voting instruction form.
2.	Vote by phone. Follow the VOTE BY PHONE instructions on the enclosed voting instruction form.
3.	Vote by mail. Follow the VOTE BY MAIL instructions on the enclosed voting instruction form (a postage-paid envelope is provided for mailing in the United States).
4.	Vote in person. Obtain a valid legal proxy from the organization that holds your shares and attend and vote at the Annual Meeting.

If you vote by phone or Internet, please DO NOT mail your proxy card.

What is the difference between being a “record holder” and “holding shares in street name?”

Most shareholders of the Company hold their shares in a stock brokerage account or through a nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Record Holders: If your shares are registered directly in your name with our Company’s transfer agent, Broadridge, you are considered the shareholder of record with respect to those shares, and these proxy materials are being sent directly to you by the Company. As the shareholder of record, you have the right to grant your voting proxy directly to us or to vote in person at the Annual Meeting. We have enclosed a proxy card for you to use.

If you hold your shares in “street name”: If your shares are held in a stock brokerage account or by a nominee, you are considered the beneficial owner of the shares which are held in “street name” and these proxy materials are being forwarded to you by your nominee, who is considered the shareholder of record with respect to these shares. As the beneficial owner, you have the right to direct your nominee on how to vote and are also invited to attend the Annual Meeting. However, since you are not the shareholder of record, you may not vote these shares in person at the Annual Meeting unless you request, complete and deliver a legal proxy from your nominee. Your nominee has enclosed a voting instruction card for you to use in directing the nominee how to vote your shares.

What happens if I return my signed proxy card but forget to indicate how I want my shares of common stock voted?

If you sign, date and return your proxy and do not mark how you want to vote, your proxy will be counted as a vote “FOR” all of the nominees for directors and “FOR” all of the other proposals.

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What happens if I do not instruct my broker how to vote or if I mark “abstain” or “withhold authority” on the voting instruction form?

If you mark your voting instruction form “abstain” your vote will have the same effect as a vote against the proposal. A “withhold” vote with respect to any director nominee will have no effect on the election of that nominee. If you do not instruct your broker how to vote, your broker may, but is not obligated to, vote for you on “routine” proposals but not on “non-routine” proposals. The ratification of our auditor is considered a routine matter, but all other proposals are considered non-routine matters. Therefore, if you do not vote on the non-routine matters or provide voting instructions, your broker will not be allowed to vote your shares on those matters and your broker will return your proxy card with no vote (the “non-vote”) on the non-routine matter. Some brokers have adopted a policy of not voting on routine matters, which means your broker will not be allowed to vote your shares on routine matters, either, and your broker will return your proxy card with no vote (the “non-vote”) on the routine matter. Broker non-votes with respect to a matter will not be considered as present and entitled to vote with respect to that matter and thus will have no effect on the vote for that matter.

Can I revoke or change my voting instructions before the meeting?

For shares that are held in "street name", the shareholder must follow the directions provided by its bank, broker or other intermediary for revoking or modifying voting instructions. For shares that are registered in the shareholder's own name, the proxy may be revoked by written notification to the Company Secretary prior to its exercise and providing relevant name and account information, submitting a new proxy card with a later date (which will override the earlier proxy) or voting in person at the Annual Meeting.

Who will count the vote?

A Broadridge representative will tabulate the votes and act as inspector of election at the Annual Meeting.

Where can I find the voting results of the Annual Meeting?

We intend to publish the final results in a current report on Form 8-K within four business days after the end of the Annual Meeting.

What does it mean if I get more than one a proxy card or voting instruction form?

It means that you hold shares registered in more than one account. You must return all a proxy cards or voting instruction forms to ensure that all of your shares are voted.

How many copies of the Proxy Statement or Annual Report to Shareholders will I receive if I share my mailing address with another security holder?

Unless we have been instructed otherwise, we are delivering only one Proxy Statement or Annual Report to Shareholders to multiple security holders sharing the same address. This is commonly referred to as “householding.” We will, however, deliver promptly a separate copy of the Proxy Statement or Annual Report to Shareholders to a security holder at a shared address to which a single copy of such documents was delivered, on written or oral request. Requests for copies of the Proxy Statement or Annual Report to Shareholders or requests to cease householding in the future should be directed to: Secretary, Lightwave Logic, Inc., 369 Inverness Parkway, Suite 350, Englewood, CO 80112. Telephone 720-340-4949. If you share an address with another shareholder and wish to receive a single copy of these documents, instead of multiple copies, you may direct this request to us at the address or telephone number listed above. Shareholders who hold shares in “street name” may contact their brokerage firm, bank, broker-dealer or other similar organization to request information about householding.

How can I obtain additional proxy materials or other Company materials?

The proxy materials and Annual Report included in this package, along with the Company’s other SEC filings, are available on the under the “Investors” page of the Company’s website at at www.lightwavelogic.com. Any shareholder desiring additional proxy materials, a copy of any other document incorporated by reference in this Proxy Statement, or a copy of the Company’s bylaws should contact the Company’s Secretary. Requests should be directed to: Secretary, Lightwave Logic, Inc., 369 Inverness Parkway, Suite 350, Englewood, CO 80112. Telephone 720-340-4949.

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Who pays for the cost of this proxy solicitation?

The Company pays for the cost of soliciting proxies on behalf of the Board of Directors. We have retained Morrow Sodali LLC, 470 West Ave., Stamford, Connecticut 06902, to aid in the solicitation of proxy materials for the estimated fee of $7,500 plus expenses. The Company also will reimburse brokerage firms and other custodians, nominees and fiduciaries for their reasonable expenses in forwarding proxy material to beneficial owners. Subject to SEC Rule 14a-16, proxies may be solicited by mail, telephone, email, other electronic means or in person. Directors, officers and regular, full-time employees of the Company, none of whom will receive any additional compensation for their services, may by telephone, facsimile, email or other electronic means or personally, request the return of proxies.

Who are the largest principal shareholders?

See “Voting Securities And Principal Holders Thereof” elsewhere in this Proxy Statement for a table setting forth each owner of greater than 5% of the Company’s common stock as of the Record Date.

What percentages of stock do the directors and officers own?

Together, they own approximately 5.9% of our Company common stock as of the Record Date. For information regarding the ownership of our common stock by management, see the section entitled “Voting Securities And Principal Holders Thereof” elsewhere in this Proxy Statement.

Do I have dissenters’ rights of appraisal?

Under Nevada Revised Statutes, our shareholders are not entitled to appraisal rights with respect to any of the items proposed to be voted upon at the Annual Meeting.

Where can I find general information about the Company?

General information about us can be found on our website at www.lightwavelogic.com. The information on our website is for informational purposes only and should not be relied upon for investment purposes. The information on our website is not incorporated by reference into this Proxy Statement and should not be considered part of this or any other report that we file with the Securities and Exchange Commission (“SEC”). We make available free of charge, either by direct access on our website or a link to the SEC’s website, our Annual Report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as soon as reasonably practicable after such reports are electronically filed with, or furnished to, the SEC. Our reports filed with, or furnished to, the SEC are also available directly at the SEC’s website at www.sec.gov.

ALL PROXIES RECEIVED WILL BE VOTED IN ACCORDANCE WITH THE CHOICES SPECIFIED ON SUCH PROXIES. PROXIES WILL BE VOTED IN FAVOR OF EACH DIRECTOR NOMINEEE AND FOR A PROPOSAL IF NO CONTRARY SPECIFICATION IS MADE. ALL VALID PROXIES OBTAINED WILL BE VOTED AT THE DISCRETION OF THE PERSONS NAMED IN THE PROXY WITH RESPECT TO ANY OTHER BUSINESS THAT MAY COME BEFORE THE ANNUAL MEETING.

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INFORMATION REGARDING DIRECTORS, EXECUTIVE

OFFICERS AND CORPORATE GOVERNANCE

BOARD OF DIRECTORS

Our bylaws provide that the number of directors who constitute our Board of Directors is determined by resolution of the Board of Directors, but the total number of directors constituting the entire Board of Directors shall not be less than three or more than nine. Our Board of Directors currently consists of seven directors. Our Board of Directors is divided into three classes, as nearly equal in number as possible, designated: Class I, Class II and Class III, with staggered terms of office and with each director serving for a term ending on the date of the third annual meeting following the annual meeting at which such director was elected; provided that the term of each director shall continue until the election and qualification of a successor and be subject to such director's earlier death, resignation or removal.

The names of our directors, including the three (3) nominees to be elected at the Annual Meeting, and certain information about each of them are set forth below.

The Company’s Nominating and Corporate Governance Committee may evaluate individuals in the future to consider additional members for our Board of Directors following the Annual Meeting, although there is no current active candidate search. Proxies cannot be voted for a greater number of persons than the number of nominees named.

Identity of Directors

Name	Age	Year First Elected Director	Positions/Committees	Director Class/ Term	Independent
Michael S. Lebby	61	2015	CEO, ED	Class II Expires 2022	no
James S. Marcelli	74	2008	P, COO, S, ED	Class III Expires 2023	no
Thomas E. Zelibor	67	2008	COB, AC, CC, NCGC	Class III Expires 2023	yes
Ronald A Bucchi	67	2012	AC*, FE, NCGC	Class II Expires 2022	yes
Siraj Nour El-Ahmadi	57	2013	CC*, NCGC, OC	Class I Expires 2024	yes
Frederick J. Leonberger	74	2017	NCGC*, OC	Class I Expires 2024	yes
Craig Ciesla	49	2022	AC, NCGC	Class II Expires 2022	yes

AC - Audit Committee

CEO - Chief Executive Officer

COB - Chair of the Board of Directors (non-executive)

CC - Compensation Committee

ED – Employee Director

FE - Financial Expert

NCGC – Nominating and Corporate Governance Committee

P, COO, S – President, Chief Operating Officer, Secretary

OC – Operations Committee

* Committee Chair

Business experience of Directors

Dr. Michael Lebby. Dr. Lebby has served as our Chief Executive Officer since May 1, 2017 and as a director of our Company since August 26, 2015. He also previously served a member of our Operations Committee until April 30, 2017. Dr. Lebby is in charge of the overall general management of the Company and supervision of Company policies, setting the Company’s strategies, formulating and overseeing the Company’s business plan, raising capital, expanding the Company’s management team and the general promotion of the Company From June 2013 to 2015, Dr. Lebby has served as President and CEO of OneChip Photonics, Inc., a privately held company headquartered in Ottawa, Canada, that is a leading provider of low-cost, small-footprint, high-performance indium phosphide (InP)-based photonic integrated circuits (PICs) and PIC-based optical sub-assemblies (OSAs) for the Data Center markets. Also, from 2013 to 2015 Dr. Lebby served as part-time full professor, and chair of optoelectronics at Glyndwr University in Wales, UK, to bring forward advanced materials, device, and integrated photonics based technologies for the datacenter and high performance computing markets. During the period 2014 to 2016, Dr. Lebby focused on a foundry based model for InP-based photonic integrated circuits (PICs) and optoelectronic integrated circuits (OEICs) in the datacenter segment and was instrumental in assembling California’s proposal (via USC) to the Federal Government for an integrated photonics manufacturing institute. Dr. Lebby holds a Doctor of Engineering, a Ph.D., a MBA and a bachelor’s degree, all from the University of Bradford, United Kingdom. Dr. Lebby has well over 200 issued utility patents with the USPTO. This number expands to over 450 if international derivative patents are included.

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Mr. James S. Marcelli. Mr. Marcelli has served as an officer and director of our Company since August 2008. Since May 2012, Mr. Marcelli has served as our Company’s President and Chief Operating Officer, and he was named our Secretary in March 2018. Previously, from August 2008 to April 2012, Mr. Marcelli served as our President and Chief Executive Officer. Mr. Marcelli is in charge of the day-to-day operations of our Company and its movement to a fully functioning commercial corporation, and also serves as our Company’s principal financial officer. Since 2000, Mr. Marcelli has served as the president and chief executive officer of Marcelli Associates, a consulting company that offers senior management consulting, mentoring, and business development services to start-up and growth companies. Business segments Mr. Marcelli has worked with included an Internet networking gaming center, high-speed custom gaming computers, high tech manufacturing businesses and business service companies.

Thomas E. Zelibor, Rear Admiral, USN (Ret). RADM Zelibor has served as our Chair of the Board of Directors (non-executive) since May 1, 2017. Previously, has served as our Chief Executive Officer and Chair of the Board of Directors (executive) from May 2012 to April 30, 2017. Mr. Zelibor also previously served as Chair of the Board of Directors (non-executive) of our Company since October 2011 and has served as a director of our Company since July 2008. He also previously served on our Operation Committee. Mr. Zelibor is currently the Chief Executive Officer of the Space Foundation. Mr. Zelibor previously served as a Director of Nuvectra Corp., the Chief Executive Officer and President of Zelibor & Associates, LLC, a management-consulting firm and as the Chief Executive Officer and President of Flatirons Solutions Corp. Prior to that time, RADM Zelibor served in the U.S. Navy in a number of positions, including as the Dean of the College of Operational and Strategic Leadership at the United States Naval War College where he was responsible for the adoption of a corporate approach to leadership development; Director of Global Operations, United States Strategic Command; Director, Space, Information Warfare, Command and Control on the Navy staff; Department of the Navy, Deputy Chief Information Officer (CIO), Navy; Commander, Carrier Group Three and Commander, Naval Space Command. Mr. Zelibor earned his bachelor’s degree from the United States Naval Academy and has been a participant in the Senior Leader in Residence Program and a visiting scholar for the Zell Center for Risk Research at the Kellogg School of Management, Northwestern University.

Mr. Ronald A. Bucchi. Mr. Bucchi has served as a director of our Company since June 11, 2012, and he currently serves as the Chair of our Audit Committee. Mr. Bucchi is currently a self-employed C.P.A., CGMA with a specialized practice that concentrates in CEO consulting, strategic planning, mergers, acquisitions, business sales and tax. He works with domestic and international companies. Mr. Bucchi is a former member of the board of directors of First Connecticut Bancorp, Inc., having served as Lead Director, Chair of the Audit Committee, Governance Chairman and a member of the Asset Liability Committee and Loan Committee. The Bank sold in September of 2018. He is currently a member of the Advisory Board of Baker Street Scientific, Inc., the Treasurer and a member of the Board of Directors of the Petit Family Foundation, Inc. and the Farmington Bank Foundation, Inc. He has served on numerous other community boards and is past Chairman of the Wheeler Clinic and the Wheeler YMCA. He is a member of the Connecticut Society of Certified Public Accountants, American Institute of Certified Public Accountants and Chartered Global Management Accountant. Mr. Bucchi is a graduate of the Harvard Business School Executive Education program with completed course studies in general board governance, audit and compensation and a graduate of Central Connecticut State University where he received his B.S. in Accounting.

Mr. Siraj Nour El-Ahmadi. Mr. El-Ahmadi has served as a director of our Company since October 2, 2013, and he currently serves a member of our Audit Committee. Since 2004, Mr. El-Ahmadi has served as Founder, President and Chief Executive Officer of Menara Networks, a developer of innovative products and solutions that simplify layered optical transport networks. Mr. El-Ahmadi has over 17 years of experience in optical transmission in particular and the telecom industry in general. Prior to founding Menara, Mr. El-Ahmadi served as Vice President-Marketing & Product Management at Nortel where he was responsible for the OPTera LH 4000 ULR product (acquired from Qtera) that achieved over $200M in revenues in its first two years. Prior to that, Mr. El-Ahmadi was the Product Architect & Vice President of Product Management at Qtera Corporation, a successful technology start-up acquired by Nortel in 2000 for $3.25 billion. Mr. El-Ahmadi also held a Senior Manager position at Bell Northern Research and worked as a Transmission Engineer at WilTel (WorldCom) where he evaluated and deployed the world’s first bidirectional EDFA and bi-directional WDM transmission. Mr. El-Ahmadi holds a BS and MS in Electrical Engineering from the University of Oklahoma, is a member of Eta Kappa Nu and is the inventor of 11 patents, issued or pending, in the area of optical communications. He has authored a number of publications and is a frequent speaker at telecom and optical networking events and conferences.

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Dr. Frederick J. Leonberger. Dr. Leonberger has served as a director of our Company since April 1, 2017. Since 2010, Dr. Leonberger has served as the Principal of EOvation Advisors LLC, a private technology and business advisory firm and presently serves as a board member for various private photonics companies and as a Professor at the Institute for Advanced Discovery & Innovation, University of South Florida. Dr. Leonberger is a widely known technologist and industry leader in the field of photonics and fiber optics. For nearly 40 years he has been a leading contributor to the development of a variety of important optical devices, company leadership, product and business strategy, and commercialization. The integrated optical modulator technology he and his colleagues pioneered has been used pervasively for over 20 years to encode data at multi-Gb/s rates in long-haul fiber optic networks (the Internet "superhighways"). He previously served as senior vice president and chief technology officer of JDS Uniphase Corporation (JDSU, now Lumentum), a leading optical components company, from 1995 until his retirement in 2003, where he played a lead role in technology strategy, mergers and acquisitions and intellectual property activities. Prior to JDSU, he was co-founder and general manager of United Technologies Photonics (UTP), a high-speed optical modulator company, and held research management positions at United Technologies Research Center (UTRC) and MIT Lincoln Laboratory. Dr. Leonberger received a B.S.E. from the University of Michigan and a M.S. and Ph.D. from MIT, all in electrical engineering. He is a member of the National Academy of Engineering and the recipient of several industry awards.

Dr. Craig Ciesla. Dr. Ciesla has served as a director of our Company since January 17, 2022. Since June 2017, Dr. Ciesla has served as the Vice President, Head of the Advanced Platforms and Devices Group at Illumina, a leading provider of DNA sequencing and array technologies, where he leads a team driving innovation in sequencing platforms, microfluidics, electronics, and nanofabrication. Prior to Illumina, from June 2016 to June 2017, he was Vice President of Engineering at Kaiam, where he was responsible for the development and production of 100G transceivers for the data-center market. He was also the founding CEO of Tactus Technology, an innovator in the user interface industry, where he was the co-inventor of Tactus’ polymer morphing screen technology. Before Tactus he had a variety of roles at Intel, JDSU (now Lumentum), Bookham (now Oclaro) and Ignis Optics developing a wide range of products in the fiber-optics market. He started his career at Toshiba Research Europe, where he performed early terahertz images of skin cancer. Dr. Ciesla holds a BSc (Hons.) in Applied Physics and Ph.D. in Physics from Heriot-Watt University in Edinburgh.

The Board of Directors believes that each of the Directors named above has the necessary qualifications to be a member of the Board of Directors. Each Director has exhibited during his prior service as a director the ability to operate cohesively with the other members of the Board of Directors. Moreover, the Board of Directors believes that each director brings a strong background and skill set to the Board of Directors, giving the Board of Directors as a whole competence and experience in diverse areas, including corporate governance and board service, finance, management and industry experience.

During the past ten years, none of our directors or nominees for director have been involved in any of the proceedings described in Item 401(f) of Regulation S-K.

Transactions with Related Persons

None.

Policies and Procedures for Related-Party Transactions

Our Audit Committee considers and approves or disapproves any related person transaction as required by NASDAQ regulations.

Delinquent Section 16(a) Reports

Section 16(a) of the Securities Exchange Act of 1934 requires that our executive officers and directors, and persons who own more than ten percent of a registered class of our equity securities, file reports of ownership and changes in ownership with the SEC. Executive officers, directors and greater-than-ten percent shareholders are required by SEC regulations to furnish us with all Section 16(a) forms they file. To the best of our knowledge, based solely upon a review of Forms 3 and 4 and amendments thereto furnished to our Company during its most recent fiscal year and Forms 5 and amendments thereto furnished to our Company with respect to its most recent fiscal year, and any written representation referred to in paragraph (b)(1) of Item 405 of Regulation S-K, all of our executive officers, directors and greater-than-ten percent shareholders complied with all Section 16(a) filing requirements with the following exception: Ronald A. Bucchi filed one late Form 4 to report a sale of shares transaction.

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CORPORATE GOVERNANCE

Code of Ethics

Our Company has adopted a Code of Ethics and Business Conduct that applies to all of the Company’s employees, including its principal executive officer and principal financial officer. A copy of our Code of Ethics and Business Conduct is available for review on the “Investors - Corporate Governance” page of our Company’s website lightwavelogic.com. The Company intends to disclose any changes in or waivers from its Code of Ethics and Business Conduct by posting such information on its website

Our Company has adopted a Code of Ethics and Business Conduct which constitutes a “code of ethics” as defined by applicable SEC rules and a “code of conduct” as defined by applicable NASDAQ rules. Our Code of Ethics and Business Conduct applies to all of the Company’s employees, including its principal executive officer, principal accounting officer, and our Board of Directors. A copy of this Code is available for review on the “Investors” page of the Company’s website at lightwavelogic.com. Requests for a copy of the Code of Ethics and Business Conduct should be directed to Secretary, Lightwave Logic, Inc., 369 Inverness Parkway, Suite 350, Englewood, CO 80112. Telephone 720-340-4949. The Company intends to disclose any changes in or waivers from its Code of Ethics and Business Conduct by posting such information on its website or by filing a Form 8-K.

The proxy materials and Annual Report included in this package, along with the Company’s other SEC filings, are available on the internet under the “Investors” page of the Company’s website at lightwavelogic.com. Additionally, any shareholder desiring additional proxy materials, a copy of any other document incorporated by reference in this Proxy Statement, or a copy of the Company’s bylaws should contact Secretary, Lightwave Logic, Inc., 369 Inverness Parkway, Suite 350, Englewood, CO 80112. Telephone 720-340-4949.

Director Independence Standards

Applicable NASDAQ rules require a majority of a listed company’s board of directors to be comprised of independent directors. In addition, the NASDAQ rules require that, subject to specified exceptions, each member of a listed company’s audit, compensation and nominating and corporate governance committees be independent and that audit committee members also satisfy independence criteria set forth in Rule 10A-3 under the Exchange Act. Under applicable NASDAQ rules, a director will only qualify as an “independent director” if, in the opinion of the listed company’s board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In order to be considered independent for purposes of Rule 10A-3, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the audit committee, the board of directors, or any other board committee, accept, directly or indirectly, any consulting, advisory, or other compensatory fee from the listed company or any of its subsidiaries or otherwise be an affiliated person of the listed company or any of its subsidiaries.

Director Independence

In January 2022, our Board of Directors undertook a review of the composition of our Board of Directors and its committees and the independence of each of our directors. Based upon information requested from and provided by each director concerning his background, employment and affiliations, including family relationships, our Board of Directors has determined that each of Ronald A. Bucchi, Siraj Nour El-Ahmadi, Thomas E. Zelibor, Frederick J. Leonberger, Craig Ciesla, and Joseph A. Miller, Jr. (Dr. Miller resigned from our Board of Directors in January 2022) are/were “independent directors” as defined under applicable NASDAQ Stock Market Rules and Exchange Act Rules. In making such determination, our Board of Directors considered the relationships that each such non-employee director has/had with our Company and all other facts and circumstances that our Board of Directors deemed relevant in determining his/her independence, including the beneficial ownership of our capital stock by each non-employee director. The members of our Board of Directors who are not “independent directors” are Michael S. Lebby and James S. Marcelli as a result of their executive officer status with our Company.

There are no family relationships between any director, executive officer, or person nominated or chosen by the Company to become a director or executive officer.

Board Committees

Our Board of Directors has established the committees described below and may establish others from time to time. The charters for each of our committees are described below and are available on the “Investors” page of the Company’s website lightwavelogic.com.

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Audit Committee

We have a separately designated standing Audit Committee established in accordance with Section 3(a)(58)(A) of the Exchange Act. On June 30, 2021, we amended and restated our Audit Committee Charter to be compliant with the NASDAQ Stock Market Rules. Our Audit Committee is comprised of Ronald A. Bucchi, Thomas E. Zelibor and Craig Ciesla. During our last fiscal year and prior to January 2022, Siraj Nour El-Ahmadi also served on our Audit Committee. Mr. Ciesla was elected to our Audit Committee in January 2022. Mr. Bucchi is the chairperson of the committee. Each member of the Audit Committee is “independent” within the meaning of Rule 10A-3 under the Exchange Act and the NASDAQ Stock Market Rules for Audit Committee purposes. Our Board of Directors has designated Ronald A. Bucchi as an “audit committee financial expert,” as such term is defined in Item 407(d)(5) of Regulation S-K.

The principal functions of the Audit Committee are to: (a) oversee the accounting and financial reporting processes of the Company and the audits of the financial statements of the Company; (b) oversee the Company’s enterprise risks, including but not limited to risks relating to the Company’s information technology use and protection, data governance, privacy, and cybersecurity, and the Company’s strategy to mitigate such risks; (c) oversee the Company’s relationship with its independent auditors, including selecting, evaluating and setting the compensation of, and approving all audit and non-audit services to be performed by, the independent auditors; and (d) facilitate communication among the Company’s independent auditors and the Company’s financial and senior management. The Audit committee may also exercise such other powers and authority as are set forth in the Charter of the Audit Committee of the Board of Directors, including reviewing related party transactions, and exercise such other powers and authority as shall from time to time be assigned thereto by resolution of the Board of Directors. The Audit Committee also has the power to investigate any matter brought to its attention within the scope of its duties and to retain counsel and advisors to fulfill its responsibilities and duties. During our last fiscal year, our Audit Committee held 4 meetings and acted by unanimous consent 2 times.

Audit Committee Report

The following Report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this Audit Committee Report by reference therein.

Role of the Audit Committee

The Audit Committee’s primary responsibilities are generally as follows:

1.	Oversee the accounting and financial reporting processes of the Company and the audits of the financial statements of the Company;
2.	Oversee the Company’s enterprise risks, including but not limited to risks relating to the Company’s information technology use and protection, data governance, privacy, and cybersecurity, and the Company’s strategy to mitigate such risks;
3.	Oversee the Company’s relationship with its independent auditors, including selecting, evaluating and setting the compensation of, and approving all audit and non-audit services to be performed by, the independent auditors; and
4.	Facilitate communication among the Company’s independent auditors and the Company’s financial and senior management.

The Audit Committee has implemented procedures to ensure that during the course of each fiscal year it devotes the attention that it deems necessary or appropriate to each of the matters assigned to it under the Audit Committee’s charter. In overseeing the preparation of the Company’s financial statements, the Audit Committee met with management and the Company’s outside auditors, including meetings with the outside auditors without management present, to review and discuss all financial statements prior to their issuance and to discuss significant accounting issues. Management advised the Audit Committee that all financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee discussed the statements with both management and the outside auditors. The Audit Committee’s review included discussion with the outside auditors of matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (PCAOB) and the SEC.

The Audit Committee has received the written disclosures and the letter from the Company’s outside auditors required by applicable requirements of the Public Company Accounting Oversight Board regarding the outside auditor’s communications with the Audit Committee concerning independence, and has discussed with the outside auditors the outside auditor's independence.

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Recommendations of the Audit Committee. In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board that the Board approve the inclusion of the Company’s audited financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, for filing with the SEC.

This Audit Committee Report has been furnished by the Audit Committee of the Board of Directors.

Ronald A. Bucchi

Thomas E. Zelibor

Craig Ciesla

Compensation Committee

Our Compensation Committee was established on June 30, 2022. Our Compensation Committee is comprised of Siraj Nour El-Ahmadi and Thomas E. Zelibor, with Mr. El-Ahmadi being the chairperson of the Compensation Committee. Joseph A. Miller, Jr. (Dr. Miller resigned from our Board of Directors in January 2022), also served on our Compensation Committee during our last fiscal year. Prior to June 30, 2021, our entire Board of Directors served as our Compensation Committee.

Our Board of Directors has determined that each member of the Compensation Committee is an independent director for compensation committee purposes as that term is defined in the applicable rules of NASDAQ and the Exchange Act, is a “non-employee director” within the meaning of Rule 16b-3(d)(3) promulgated under the Exchange Act and is an “outside director” within the meaning of Section 162(m) of the Internal Revenue Code, as amended. The Compensation Committee’s purpose and powers are to (a) set compensation for executive officers and directors, (b) monitor incentive and equity-based compensation plans; (c) review and oversee the succession planning process for the CEO and other executive officers; (d) review, key organizational culture and human capital management strategies; (e) exercise such other powers and authority as are set forth in a charter of the Compensation Committee of the Board of Directors, and (f) exercise such other powers and authority as shall from time to time be assigned thereto by resolution of the Board of Directors.

Our Compensation Committee has the authority to delegate any of its responsibilities, along with the authority to take action in relation to such responsibilities, to one or more subcommittees as the committee may deem appropriate in its sole discretion. If the Committee elects to delegate any authority to a subcommittee, the subcommittee shall be comprised of at least two members who qualify as "non-employee directors" for the purposes of Rule 16b-3 under the Exchange Act, and as "outside directors" for the purposes of Section 162(m) of the Internal Revenue Code, as amended. The Compensation Committee is not precluded from accepting solely recommendations from executive officers regarding the amount or form of executive and director compensation. During 2021, our executive officers provided such recommendations.

The Compensation Committee also has the power to investigate any matter brought to its attention within the scope of its duties, and to retain counsel and advisors to fulfill its responsibilities and duties. During our last fiscal year, our Compensation Committee held 3 meetings and acted by unanimous consent 2 times.

During October 2021, our Compensation Committee engaged Pearl Meyer, as compensation consultants to provide independent consulting services in the form of an Executive Compensation Competitive Assessment, with Findings and Directional Recommendations, in support of the Committee’s objectives related in general to the competitiveness of our Company’s executive compensation program. The scope of work consisted of assisting the Company (a) conduct an Executive Compensation analysis to assess market competitiveness and (b) develop recommendations for new and/or revised compensation programs. Pearl Meyer delivered its final report to the Compensation Committee in November 2021. The Compensation Committee considered Pearl Meyer’s Executive Compensation Competitive Assessment, along with the results of the most recent shareholder advisory vote on executive compensation (Say on Pay Vote) and in January 2022 determining the terms of the Company’s 2022 executive compensation program.

Nominating and Corporate Governance Committee

Our Nominating and Corporate Governance Committee was established on June 30, 2021. Our Nominating and Corporate Governance Committee is comprised of Frederick J. Leonberger, Ronald A. Bucchi, Siraj Nour El-Ahmadi, Thomas E. Zelibor, and Craig Ciesla, with Mr. Leonberger being the chairperson of the Nominating and Corporate Governance Committee. Joseph A. Miller, Jr. (Dr. Miller resigned from our Board of Directors in January 2022), also served on our Nominating and Corporate Governance Committee during our last fiscal year. Prior to June 30, 2021, our entire Board of Directors served as our Nominating and Corporate Governance Committee.

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Our Board of Directors has determined that each of the committee members is an independent director for Nominating and Corporate Governance Committee purposes as that term is defined in the applicable rules of NASDAQ and the Exchange Act. The Nominating and Corporate Governance Committee’s purpose and powers are to: (a) identify potential qualified nominees for director and recommend to the Board of Directors for nomination candidates for the Board of Directors, (b) develop the Company's corporate governance guidelines and additional corporate governance policies, (c) exercise such other powers and authority as are set forth in a charter of the Nominating and Corporate Governance Committee of the Board of Directors, and (d) exercise such other powers and authority as shall from time to time be assigned thereto by resolution of the Board of Directors.

The Nominating and Corporate Governance Committee also has the power to investigate any matter brought to its attention within the scope of its duties and to retain counsel and advisors to fulfill its responsibilities and duties. During our last fiscal year, our Nominating and Corporate Governance Committee held 1 meeting.

Each of the three directors standing for reelection at the Annual Meeting have expressed their willingness to serve as a director.

When new candidates for our Board of Directors are sought, all of our directors evaluate each candidate for nomination as director within the context of the needs and the composition of the Board of Directors as a whole. The Board of Directors conducts any appropriate and necessary inquiries into the backgrounds and qualifications of candidates. When evaluating director nominees, our Board of Directors generally seeks to identify individuals with diverse, yet complementary backgrounds. Our directors consider both the personal characteristics and experience of director nominees, including each nominee’s independence, diversity, age, skills, expertise, time availability and industry background in the context of the needs of the Board of Directors and the Company. The Board of Directors believes that director nominees should exhibit proven leadership capabilities and experience at a high level of responsibility within their chosen fields, and have the experience and ability to analyze business and/or scientific issues facing our Company. In addition to business expertise, the Board of Directors requires that director nominees have the highest personal and professional ethics, integrity and values and, above all, are committed to representing the long-term interests of our shareholders and other stakeholders. To date, all new candidates have been identified and recommended by members of our Board of Directors, including management and non-management directors, our principal executive officer, and other executive officers, and we have not paid any fee to a third party to assist in the process of identifying or evaluating director candidates.

Our directors will consider candidates for nomination as director who are recommended by a shareholder and will not evaluate any candidate for nomination for director differently because the candidate was recommended by a shareholder. To date, we have not received or rejected any suggestions for a director candidate recommended by any shareholder or group of shareholders owning more than 5% of our common stock.

When submitting candidates for nomination to be elected at our annual meeting of shareholders, shareholders should follow the following notice procedures and comply with applicable provisions of our bylaws. To consider a candidate recommended by a shareholder for nomination at the 2023 Annual Meeting of Shareholders, the recommendation must be delivered or mailed to and received by our Secretary within the time periods discussed elsewhere in this Proxy Statement under the heading “Shareholder Proposals for 2023 Annual Meeting.” The recommendation must include the information specified in our bylaws for shareholder nominees to be considered at an annual meeting, along with the following:

•	The shareholder’s name and address and the beneficial owner, if any, on whose behalf the nomination is proposed;
•	The shareholder’s reason for making the nomination at the annual meeting, and the signed consent of the nominee to serve if elected;
•	The number of shares owned by, and any material interest of, the record owner and the beneficial owner, if any, on whose behalf the record owner is proposing the nominee;
•	A description of any arrangements or understandings between the shareholder, the nominee and any other person regarding the nomination; and
•	Information regarding the nominee that would be required to be included in our Proxy Statement by the rules of the Securities and Exchange Commission, including the nominee’s age, business experience for the past five years and any other directorships held by the nominee.

The information listed above is not a complete list of requisite information. The secretary will forward any timely recommendations containing the required information to our independent directors for consideration.

No material changes to the procedures by which our shareholders may recommend nominees to our Board of Directors has occurred since we last provided disclosure regarding these procedures in our Definitive Schedule 14A filed on April 16, 2021.

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Operations Committee

Our Board of Directors has established an Operations Committee in order to utilize the talent of its members of the Board of Directors on a temporary basis for various short-term Company projects. Dr. Frederick Leonberger became a director of our Company on April 1, 2017 and was appointed to serve on the Company’s Operations Committee at that time. Siraj Nour El-Ahmadi became a director of our Company on November 1, 2013 and was appointed to serve on the Company’s Operations Committee on September 1, 2020. The Operations Committee operates as an “as needed” committee. The Operations Committee shall assist the board of directors and the Company’s management by providing general assistance relating to the applicable needs of the Company during the time the board of directors activates the committee. The Operations Committee may be activated and deactivated at any time by the board of directors. The Operations Committee Charter is available to shareholders on our website at www.lightwavelogic.com. During our last fiscal year, our Operations Committee held 10 meetings.

Meetings of the Board and Committees; Meeting Attendance

During 2021, there were five 5 meetings of the Board of Directors. During fiscal 2021, all of the directors attended over 75% of the Board and committee meetings for which the directors served. The Board of Directors also acted at times by unanimous written consent, as authorized by our bylaws and the Nevada Revised Statutes.

We have no policy regarding the attendance of the members of our Board of Directors at our annual meetings of security holders. All seven members of our Board of Directors attended our 2021 annual meeting virtually.

Board Leadership Structure

Our bylaws provide the Board of Directors with flexibility to combine or separate the positions of Chair of the Board of Directors and Principal Executive Officer in accordance with its determination that utilizing one or the other structure is in the best interests of our Company. Our current structure is that of separate Principal Executive Officer and Chair of the Board of Directors. Dr. Michael S. Lebby serves as our Principal Executive Officer and is responsible for the overall general management of the Company and supervision of Company policies, setting the Company’s strategies, formulating and overseeing the Company’s business plan, raising capital, expanding the Company’s management team and the general promotion of the Company. Thomas E. Zelibor serves as our Chair of the Board of Directors, which is a non-executive position, and is responsible for performing a variety of functions related to our corporate leadership and governance, including steering the direction of the Company, coordinating board activities, setting relevant items on the agenda, leading the Board’s review of our Chief Executive Officer and ensuring adequate communication between the Board of Directors and management, which he does in conjunction with the independent directors. Mr. Zelibor is an independent director. Our Board of Directors has determined that this leadership structure is appropriate for the size of our Company.

Risk Oversight

The Board oversees risk management directly and through its committees associated with their respective subject matter areas. Generally, the Board oversees risks that may affect the business of the Company as a whole, including operational matters. The Audit Committee is responsible for oversight of the Company’s accounting and financial reporting processes and also discusses with management the Company’s financial statements, internal controls and other accounting and related matters. The Compensation Committee oversees certain risks related to compensation programs and the Nominating and Corporate Governance Committee oversees certain corporate governance risks. As part of their roles in overseeing risk management, these Committees periodically report to the Board regarding briefings provided by management and advisors as well as the Committees’ own analysis and conclusions regarding certain risks faced by the Company. Management is responsible for implementing the risk management strategy and developing policies, controls, processes and procedures to identify and manage risks. The interaction with management occurs not only at formal board and committee meetings, but also through periodic and other written and oral communications.

Shareholder Communications with the Board

Shareholders who desire to communicate with the Board of Directors, or a specific director, may do so by sending the communication addressed to either the Board of Directors or any director, c/o Lightwave Logic, Inc., 369 Inverness Parkway, Suite 350, Englewood, CO 80112. These communications will be delivered to the Board, or any individual director, as specified.

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Hedging Disclosure

All of our directors and executive officers are subject to execute any transactions in our Company’s securities pursuant to a designated trading program subject to the requirements of SEC Rule 10b5-1, which constitutes a Qualified Trading Program pursuant to our Insider Trading Policy and effectively prohibits directors and executive officers from hedging or seeking to offset the consequence of any transaction pursuant to the Qualified Trading Program. Additionally, our Company’s insider trading policy prohibits any other employee of our Company who executes any transactions in our Company’s securities pursuant to any trading program that qualifies as a Qualified Trading Program from hedging or seeking to offset the consequence of any transaction pursuant to the Qualified Trading Program. Not all non-executive employee transactions qualify as a Qualified Trading Program pursuant our Company’s insider trading policy.

Diversity Matrix

The following Board Diversity Matrix presents our board of directors diversity statistics in accordance with Nasdaq Rule 5606, as self-disclosed by our directors.

Board Diversity Matrix (As of April 14, 2022)
Total Number of Directors 7
	Female	Male	Non-Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	0	7	0	0
Part II: Demographic Background
African American or Black	0	0	0	0
Alaskan Native or Native American	0	0	0	0
Asian	0	0	0	0
Hispanic or Latinx	0	0	0	0
Native Hawaiian or Pacific Islander	0	0	0	0
White	0	7	0	0
Two or More Races or Ethnicities	0	0	0	0
LGBTQ+	0	0	0	0
Did Not Disclose Demographic Background	0	0	0	0

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EXECUTIVE OFFICERS

Identity of Executive Officers

Name	Age	Position
Michael S. Lebby	61	Director, Chief Executive Officer
James S. Marcelli	74	Director, President, Chief Operating Officer, Secretary

Business Experience of Executive Officers

The business experience of Messrs. Lebby and Marcelli is described above under the caption “Business Experience of Directors.”

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

The Compensation Committee of our Board of Directors oversees, reviews and approves all compensation decisions relating to our named executive officers. Our Compensation Committee was formed on June 30, 2021. Prior to that time, our Company’s entire Board of Directors served as our compensation committee and performed these functions. In the discussion that follows, “executive officers” or “executives” refers to our 2021 named executive officers, Messrs. Lebby and Marcelli, and unless the context otherwise requires, all references to the “Compensation Committee” means our entire Board of Directors prior to June 30, 2021 and means our separate standing Compensation Committee after June 30, 2021. A discussion of the policies and decisions that shape our executive compensation program, including the specific objectives and elements, is set forth below.

Executive Compensation Objectives and Philosophy

The objective of our executive compensation program is to attract, retain and motivate talented executives who are critical for the continued growth and success of our Company and to align the interests of these executives with those of our shareholders. To this end, our compensation programs for executive officers are designed to achieve the following objectives:

•	attract talented and experienced executives to join the Company;
•	motivate, reward and retain executives whose knowledge, skills and performance are critical to our success;
•	be “market-based” and reflect the competitive environment for personnel;
•	focus executive behavior on achievement of our corporate mission and long-term corporate objectives and strategy;
•	be affordable, within the context of our operating expense model;
•	be fairly and equitably administered;
•	reflect our values; and
•	align the interests of management and shareholders by providing management with longer-term incentives through equity ownership.

To achieve these objectives, the Compensation Committee reviews the allocation of compensation components regularly to help ensure alignment with strategic and operating goals, competitive market practices and our changing business needs. The Compensation Committee focuses on simplicity and flexibility wherever possible. During 2021, the Compensation Committee did not apply a specific formula to determine the allocation between cash and non-cash forms of compensation or determining cash bonus compensation. Certain compensation components, such as base salaries, bonuses, benefits and perquisites, are intended primarily to attract and retain qualified executives. Other compensation elements, such as long-term equity opportunities, are designed to strongly align named executive officers’ interests with those of shareholders.

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Elements of Executive Officer Compensation

During 2021, the primary elements of our executive officer compensation program were:

•	annual base salary;
•	cash bonus compensation; and
•	long-term equity compensation in the form of stock option grants, with the objective of aligning the executive officers’ long-term interests with those of the shareholders.

During 2021, the Compensation Committee did not have any formal or informal policy or target for determining cash bonus compensation, allocating compensation between long-term and short-term compensation, between cash and non-cash compensation, or among the different forms of non-cash compensation for fiscal year 2021. Instead, the Compensation Committee determined what it believed to be the appropriate level and mix of the various compensation components (with input from the Nominating and Corporate Governance Committee, which until June 30, 2021 was comprised of all of our independent directors and management), based upon Company performance against stated objectives and individual performance.

In establishing overall executive compensation levels and making specific compensation decisions for the executive officers in 2021, the Compensation Committee considered a number of criteria, including the executive officer’s position, any applicable employment agreement, prior compensation levels, scope of responsibilities, prior and current period performance, attainment of individual and overall company performance objectives and retention concerns. In addition, the Compensation Committee considered the results of the advisory vote by shareholders on the "say-on-pay" proposal presented to shareholders in the past. Therefore, with respect to annual base salary and long-term equity compensation, our 2021 executive compensation approach was overall generally in line with the historic executive compensation approach previously approved by our shareholders in the past. Additionally, to determine 2021 cash bonus compensation, the Compensation Committee considered certain financial, strategic and operational goals that were achieved by our Company during 2021, in addition to benchmark results against historical stock performance and the stock performance of peers to determine cash bonus compensation. Although the Compensation Committee does not utilize these factors as a component for executive compensation, the creation of sustainable shareholder value is important to the long-term interests of the shareholders and it was a one-time consideration for the determination of cash bonuses for our overall executive compensation program during 2021.

In considering compensation of executives, one of the factors the Board of Directors takes into account is the anticipated tax treatment of various components of compensation. Our Board’s strategy is to be cost and tax efficient and the Board intends to preserve corporate tax deductions where possible, while maintaining the flexibility in the future to approve arrangements that it deems to be in our best interests and the best interests of our shareholders, even if such arrangements do not always qualify for full tax deductibility. We believe Section 162(m) of the Internal Revenue Code, which generally disallows a tax deduction for certain compensation in excess of $1 million to our named executive officers, could have an effect on us due to the 2021 compensation levels of named executive officers related to cash bonuses.

The Compensation Committee performs a review of compensation for our executive officers annually. As part of this review, the Compensation Committee takes into consideration its understanding of external market data, including companies competing in our industry. During October 2021, our Compensation Committee engaged Pearl Meyer, as compensation consultants to provide independent consulting services in the form of an Executive Compensation Competitive Assessment, with Findings and Directional Recommendations, in support of the Committee’s objectives related in general to the competitiveness of our Company’s executive compensation program. The scope of work consisted of assisting the Company (a) conduct an Executive Compensation analysis to assess market competitiveness and (b) develop recommendations for new and/or revised compensation programs. Pearl Meyer delivered its final report to the Compensation Committee in November 2021. The Compensation Committee considered Pearl Meyer’s Executive Compensation Competitive Assessment, along with the results of the most recent shareholder advisory vote on executive compensation (Say on Pay Vote) and in January 2022 determining the terms of the Company’s 2022 executive compensation program.

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On January 18, 2022:

•	we entered into an employee agreement amendment with Dr. Lebby to change Dr. Lebby’s base salary to $400,000 per year and set Dr. Lebby’s annual bonus target amount at $200,000. Dr. Lebby was also granted an option to purchase up to 100,000 shares of Company common stock at an exercise price equal to $9.65 per share; and
•	we entered into entered into an employee agreement amendment with Mr. Marcelli to change Mr. Marcelli’s base salary to $350,000 per year and set Mr. Marcelli’s annual bonus target amount at $140,000. Mr. Marcelli was also granted an option to purchase up to 80,000 shares of Company common stock at an exercise price equal to $9.65 per share.

Base Salary

Base salary is used to recognize the experience, skills, knowledge and responsibilities required of all our employees, including our executives. When establishing base salaries, the compensation committee considers a variety of other factors such as the executive’s scope of responsibility, individual performance and prior employment experience, in addition to affordability within the context of our operating expense model. Base salaries are reviewed at least annually by our Compensation Committee and may be adjusted from time to time based upon market conditions, individual responsibilities and Company and individual performance.

•	During 2017, Dr. Lebby’s annual base salary was $265,000. Dr. Lebby’s annual base salary was increased to $288,000 on April 19, 2021. Dr. Lebby’s annual base salary was increased to $400,000 on January 18, 2022.

•	During 2015, Mr. Marcelli’s annual base salary was $225,000. Mr. Marcelli’s annual base salary was increased to $271,800 on April 19, 2021. Mr. Marcelli’s annual base salary was increased to $350,000 on January 18, 2022.

Cash Bonuses

Cash bonuses are typically not included as part of our executive compensation program given that our Company is in the development stage. During 2019 and 2020, no cash bonuses were paid to our executive officers. However, during 2021 the Compensation Committee considered certain financial, strategic and operational goals that were achieved by our Company during 2021, in addition to benchmark results against historical stock performance and the stock performance of peers to determine cash bonus compensation. Although the Compensation Committee does not utilize these factors as a component for executive compensation, the creation of sustainable shareholder value is important to the long-term interests of the shareholders and it was a one-time consideration for the determination of cash bonuses for our overall executive compensation program during 2021.

The graph set forth below compares the cumulative total shareholder return on our common stock between December 31, 2016 and December 31, 2021, with the cumulative total return of (a) the NASDAQ Composite Index and (b) Solactive EPIC Core Photonics EUR Index NTR, over the same period. This graph assumes the investment of $100 on December 31, 2016 in our common stock, the NASDAQ Composite Index and the Solactive EPIC Core Photonics EUR Index NTR and assumes the reinvestment of dividends, if any. The graph assumes our closing sales price on December 30, 2016 of $.62 per share as the initial value of our common stock.

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The comparisons shown in the graph below are based upon historical data. The stock price performance shown in the graph below is not necessarily indicative of, nor is it intended to forecast, the potential future performance of our common stock. Information used in the graph was obtained from the NASDAQ Stock Market LLC and Solactive AG, financial data providers and sources believed to be reliable. Neither the NASDAQ Stock Market LLC nor Solactive AG are responsible for any errors or omissions in such information.

	12/31/2016	12/31/2017	12/31/2018	12/31/2019	12/31/2020	12/31/2021
Lightwave Logic, Inc.	$100.0	$183.87	$114.51	$112.90	$149.99	$2,399.99
NASDAQ Composite Index	$100.0	$128.24	$123.26	$166.68	$239.42	$290.63
Solactive EPIC Core Photonics EUR Index NTR	$100.0	$128.96	$115.81	$171.10	$218.09	$289.21

The above performance graph and related information shall not be deemed “soliciting material” or to be “filed” with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act or the Exchange Act except to the extent we specifically incorporate it by reference into such filing. Our stock price performance shown in the graph below is not indicative of future stock price performance.

The following summarizes the executive cash bonus awards paid to our executive officers, separated based on both the timing of the payment and the performance year for which the bonus was earned:

	Earned for year				Paid in Year
Name	Year	2019	2020	2021	2019	2020	2021	2022
Dr. Michael S. Lebby	2021	—	—	$2,629,600	—	—	$2,129,600	$500,000
	2020	—	—	—	—	—	—	—
	2019	—	—	—	—	—	—	—
		—	—	$2,629,600	—	—	$2,129,600	$500,000

James S. Marcelli	2021	—	—	$2,608,720	—	—	$2,108,720	$500,000
	2020	—	—	—	—	—	—	—
	2019	—	—	—	—	—	—	—
		—	—	$2,608,720	—	—	$2,108,720	$500,000

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Long-term Equity Compensation

Long-term equity compensation allows the executive officers to share in any appreciation in the value of our common stock. Our Compensation Committee believes that stock option participation aligns executive officers’ interests with those of the shareholders. The amounts of the awards are designed to reward past performance, create incentives to meet long-term objectives and ensure that we retain executive talent over a longer period of time. Awards are based upon various factors, including market conditions.

Stock option awards provide our executive officers with the right to purchase shares of our common stock at a fixed exercise price, and stock option vest over time, subject to continued employment with our Company over the vesting period. Stock options generally vest monthly or quarterly over a period of one year. All stock options have an exercise price equal to fair market value of our common stock on the date of grant, which is equal to our closing market price on such date.

•	On April 19, 2021, the Compensation Committee granted Dr. Lebby an option to purchase up to 250,000 shares of Company common stock at an exercise price equal to $1.60 per share, which shall be issued from the Company’s 2016 Equity Incentive Plan. The options vest quarterly over two years in equal installments of 31,250 shares per quarter beginning on May 1, 2021. The options expire on April 18, 2031.

•	On April 19, 2021, the Compensation Committee granted Mr. Marcelli an option to purchase up to 250,000 shares of Company common stock at an exercise price equal to $1.60 per share, which shall be issued from the Company’s 2016 Equity Incentive Plan. The options vest quarterly over two years in equal installments of 31,250 shares per quarter beginning on May 1, 2021. The options expire on April 18, 2031.

Benefits and Other Compensation

Generally, benefits available to executive officers are available to all employees on similar terms and include health and welfare benefits, disability benefits and a 401(k) plan.

We provide the benefits above to attract and retain our executive officers by offering compensation that is competitive with other companies similar in size and stage of development. These benefits represent a relatively small portion of their total compensation.

Compensation Committee Interlocks and Insider Participation

No interlocking relationship exists between any member of the Company’s Board or Compensation Committee and any member of the board of directors or compensation committee of any other companies, nor has such interlocking relationship existed in the past. Neither of Mr. El-Ahmadi nor Mr. Miller, who each served on the Company’s Compensation Committee during fiscal year 2021, were at any time during fiscal year 2021 or prior to fiscal year 2021 an officer or employee of the Company. Mr. Zelibor served as our Chief Executive Officer and Chair of the Board of Directors (executive) from May 2012 to April 30, 2017 but remains independent under applicable Nasdaq listing standards. None of Mr. El-Ahmadi, Mr. Zelibor or Mr. Miller have any relationship with the Company requiring disclosure under Item 404 of Regulation S-K. In addition, none of our executive officers serves as a member of the board of directors or compensation committee of any company that has one or more of its executive officers serving as a member of our Board or Compensation Committee.

Compensation Committee Report*

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis contained in this Proxy Statement. Based on this review and discussion, the Compensation Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated into the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021.

Siraj Nour El-Ahmadi – Chair

Thomas E. Zelibor

*The material in this report is not “soliciting material,” is furnished to, but not deemed “filed” with, the Commission and is not deemed to be incorporated by reference in any filing of the Company under the Securities Act or the Exchange Act, other than the Company’s Annual Report on Form 10-K, where it shall be deemed to be “furnished,” whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

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2021 Summary Compensation Table

The table below summarizes all compensation awarded to, earned by, or paid to our named executive officers for the fiscal years ended December 31, 2021, 2020 and 2019.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	All Other Compensation ($)	Total ($)
(a)	(b)	(c)(1)	(d)	(e)(2)	(f)(2)	(g)(3)	(h)
Dr. Michael S. Lebby	2021	284,750	2,629,600		153,875	5,096	3,073,321
CEO; Director	2020	278,250	—	—	42,178	3,024	323,452
	2019	273,833	—	—	38,805	2,963	315,601

James S. Marcelli	2021	269,475	2,608,720		153,875	3,550	3,034,845
President; COO; Sec., Director	2020	262,500	—	—	42,178	2,189	306,867
	2019	258,333	—	—	38,805	2,245	299,383

1.	The named executive officer’s compensation includes the amount for services rendered to the Company in his capacity as both an officer and a director.
2.	The aggregate fair value of awards and options in columns (e) and (f) are computed in accordance with FASB ASC 718. All assumptions made in the valuation are more fully described in Note 10 - Stock Based Compensation of Notes to Financial Statements. The amounts shown in columns (f) do not reflect dollar amounts actually received by our named executive officers.
3.	The amount in column (g) reflects a salary gross up for long term disability premium payments.

At no time during the last fiscal year was any outstanding option otherwise modified or re-priced, and there was no tandem feature, reload feature, or tax-reimbursement feature associated with any of the stock options we granted to our executive officers or otherwise.

We grant stock awards and stock options to our executive officers based on their level of experience and contributions to our Company. The aggregate fair value of awards and options are computed in accordance with FASB ASC 718 and are reported in the Summary Compensation Table above in the columns (e) and (f).

2021 Grants Of Plan-Based Awards Table

The following table shows stock option and stock grants made to executive officers during 2021.

	Option Awards[1]				Stock Awards
		Number		Grant Date	Number of Shares	Grant Date
		of Stock	Exercise	Fair Value of	or Units of Stock	Fair Value of
Name	Grant Date	Options (#)	Price ($)	Options ($)	Issued	Options ($)

Dr. Michael S. Lebby	4/19/2021	250,000	1.60	327,143	—	—

James S. Marcelli	4/19/2021	250,000	1.60	327,143	—	—

1.	Issued from the Company’s 2016 Equity Incentive Plan.

20

Employee, Severance, Separation and Change in Control Agreements

Dr. Michael S. Lebby Employee Agreement- Chief Executive Officer

•	On March 20, 2017, we entered into an employment agreement with Dr. Michael S. Lebby (the “Lebby Employment Agreement”). The term of the Lebby Employment Agreement commenced on May 1, 2017 for a period of 24 months, following which time the Lebby Employment Agreement will be renewed for successive 12-month periods at the end of each term upon the written agreement of the parties that shall be delivered by each party to the other not less than 60 days prior to the expiration of the existing term. Upon entering into the Lebby Employment Agreement, Dr. Lebby was granted (i) 350,000 stock options, which have an exercise price of $0.70 per share and are fully vested at this time.

•	On April 8, 2019, we entered into an amended employee agreement with Dr. Lebby to (i) increase his base salary to $278,250 per year effective May 1, 2019, (ii) provide him with eligibility to receive bonus compensation to be determined by the Board of Directors from time to time in its sole discretion, and (iii) extend his employee agreement’s expiration date to April 30, 2021. Additionally, Dr. Lebby was granted an option to purchase up to 100,000 shares of Company common stock at an exercise price equal to $1.04 per share. The options vest quarterly over two years in equal installments of 12,500 shares per quarter beginning on May 1, 2019.

•	On April 19, 2021, we entered into an amended employee agreement with Dr. Lebby to (i) increase his base salary to $288,000 per year effective May 1, 2021, and (ii) extend his employee agreement’s expiration date to April 30, 2023. Additionally, Dr. Lebby was granted an option to purchase up to 250,000 shares of Company common stock at an exercise price equal to $1.60 per share. The options vest quarterly over two years in equal installments of 31,250 shares per quarter beginning on May 1, 2021.

•	On January 18, 2022, we entered into an employee agreement amendment with Dr. Lebby to (i) change’s Dr. Lebby’s base salary to $400,000 per year; and (ii) set Dr. Lebby’s annual bonus target amount at $200,000. Additionally, Dr. Lebby was granted an option to purchase up to 100,000 shares of Company common stock at an exercise price equal to $9.65 per share. The options vest in 12 equal monthly installments over a period of 12 months, with first installments vesting January 31, 2022.

•	If Dr. Lebby’s employment terminates upon the expiration of the term of the Lebby Employment Agreement, and the Company elects for any reason not to renew the Lebby Employment Agreement for an additional 12-month term, then our Company will continue to pay to Dr. Lebby the compensation described in the Lebby Employment Agreement for a period of 9 months the after the termination. If Dr. Lebby’s employment is terminated by the Company without cause during the term of the Lebby Employment Agreement, the Company will pay to Dr. Lebby’s the compensation described in the Lebby Employment Agreement for the remainder of the term of Lebby Employment Agreement or 12 months, whichever is longer.

Mr. James S. Marcelli Employee Agreement- President; Chief Operating Officer

•	On August 10, 2015, we entered into a new employment agreement with Mr. Marcelli, which was amended during 2015 and 2017 (collectively, the “Marcelli Employment Agreement”), which replaced his previous employment agreement, as amended. The term of the Marcelli Employment Agreement commenced on January 1, 2014 and expires December 31, 2019, following which time the Marcelli Employment Agreement will be renewed for successive 12-month periods at the end of each term upon the written agreement of the parties that shall be delivered by each party to the other not less than 60 days prior to the expiration of the existing term. Upon entering into the Marcelli Employment Agreement, Mr. Marcelli was granted (i) 50,000 stock options, which have an exercise price of $0.67 per share and are fully vested at this time.

•	On April 8, 2019, we entered into an amended employee agreement with Mr. Marcelli, to (i) increase his base salary to $262,500 per year effective May 1, 2019, (ii) provide him with eligibility to receive bonus compensation to be determined by the Board of Directors from time to time in its sole discretion, and (iii) extend his employee agreement’s expiration date to December 31, 2021. Additionally, Mr. Marcelli was granted an option to purchase up to 100,000 shares of Company common stock at an exercise price equal to $1.04 per share. The options vest quarterly over two years in equal installments of 12,500 shares per quarter beginning on May 1, 2019.

21

•	On April 19, 2021, we entered into an amended employee agreement with Mr. Marcelli to (i) increase his base salary to $271,800 per year effective May 1, 2021, and (ii) extend his employee agreement’s expiration date to December 31, 2023. Additionally, Mr. Marcelli was granted an option to purchase up to 250,000 shares of Company common stock at an exercise price equal to $1.60 per share. The options vest quarterly over two years in equal installments of 31,250 shares per quarter beginning on May 1, 2021.

•	On January 18, 2022, we entered into entered into an employee agreement amendment with Mr. Marcelli to (i) change Mr. Marcelli’s base salary to $350,000 per year; and (ii) set Mr. Marcelli’s annual bonus target amount at $140,000. Additionally, Mr. Marcelli was also granted an option to purchase up to 80,000 shares of Company common stock at an exercise price equal to $9.65 per share. The options vest in 12 equal monthly installments over a period of 12 months, with first installments vesting January 31, 2022.

•	If Mr. Marcelli’s employment terminates upon his death and key man life insurance is in place for Mr. Marcelli, our Company will continue to pay the compensation described in the Marcelli Employment Agreement to his estate through the remainder of the term of the Marcelli Employment Agreement, or 12 months, whichever is longer. If Mr. Marcelli’s employment terminates upon the expiration of the term of the Marcelli Employment Agreement, and the Company elects for any reason not to renew the Marcelli Employment Agreement for an additional 12-month term, then our Company will continue to pay to Mr. Marcelli the compensation described in the Marcelli Employment Agreement for a period of 9 months the after the termination. If Mr. Marcelli’s employment is terminated by the Company without cause during the term of the Marcelli Employment Agreement, the Company will pay to Mr. Marcelli the compensation described in the Marcelli Employment Agreement for the remainder of the term of Marcelli Employment Agreement or 12 months, whichever is longer.

Pursuant to employment agreements we have entered into with our executives and the terms of our 2016 Equity Incentive Plan, our executives are entitled to certain benefits in the event of a change in control of our Company or the termination of their employment under specified circumstances, including termination following a change in control, which includes, in the event of a change in control of our Company, the executive’s options shall remain exercisable as set forth in their stock option agreements. We believe these benefits help us compete for and retain executive talent and are generally in line with severance packages offered to executives by the companies in our peer group. We also believe that these benefits would serve to minimize the distraction caused by any change in control scenario and reduce the risk that key talent would leave the Company before any such transaction closes, which could reduce the value of the Company if such transaction failed to close.

22

Outstanding Equity Awards At Fiscal Year-End

The table below summarizes all of the outstanding equity awards for our named executive officers as of December 31, 2021, our latest fiscal year end.

	Option Awards
Name	Number of securities underlying unexercised options(#) exercisable	Number of securities underlying unexercised options(#) unexercisable	Equity incentive plan awards: number of securities underlying unexercised unearned options	Option exercise price	Option expiration date
			(#)	($)
(a)	(b)	(c)	(d)	(e)	(f)

Dr. Michael S. Lebby	200,000	—	—	0.69	08/25/25
CEO, Director(1)(3)	50,000	—	—	0.68	01/28/26
	50,000	—	—	0.85	01/16/27
	350,000	—	—	0.70	03/19/27
	100,000	—	—	1.04	04/07/29
	93,750	156,250	—	1.60	04/18/31

James S. Marcelli	50,000	—	—	0.67	08/09/25
President, COO, Sec.,	1,150,000	—	—	0.70	06/30/25
Director(2)(3)	100,000	—	—	1.00	05/16/23
	100,000	—	—	1.04	04/07/29
	93,750	156,250	—	1.60	04/18/31

1.	Dr. Lebby received an option to purchase up to:
•	200,000 shares of Common Stock, of which 50,000 shares vested on August 26, 2015 and the remaining shares vest in equal annual installments of 50,000 options per year commencing on August 26, 2016;
•	50,000 shares of Common Stock, of which 20,000 shares vested on February 11, 2016 and the remaining shares vested quarterly in equal installments of 10,000 options per quarter commencing on April 1, 2016;
•	50,000 shares of Common Stock, of which 20,000 shares vested on January 17, 2017 and the remaining shares vested quarterly in equal installments of 10,000 options per quarter commencing on April 1, 2017;
•	350,000 shares of Common Stock, which vest quarterly over one year in equal installments of 87,500 shares per quarter beginning May 1, 2017;
•	100,000 shares of Common Stock, of which 12,500 shares vested on May 1, 2019 and the remaining shares vested quarterly in equal installments of 12,500 options per quarter commencing on August 1, 2019;
•	250,000 shares of Common Stock, of which 31,250 shares vested on May 1, 2021 and the remaining shares vested quarterly in equal installments of 31,250 options per quarter commencing on August 1, 2021.
2.	Mr. Marcelli received an option to purchase up to:
•	50,000 shares of Common Stock, of which 12,500 shares vested on August 10, 2015 and the remaining shares vested quarterly in equal installments of 12,500 shares;
•	1,150,000 shares of Common Stock at an exercise price of $.70 that vested immediately;
•	100,000 shares of Common Stock, of which 25,000 shares vested on August 1, 2013 and the remaining shares vested quarterly in equal installments of 25,000 shares commencing on October 1, 2013;
•	100,000 shares of Common Stock, of which 12,500 shares vested on May 1, 2019 and the remaining shares vested quarterly in equal installments of 12,500 options per quarter commencing on August 1, 2019;
•	250,000 shares of Common Stock, of which 31,250 shares vested on May 1, 2021 and the remaining shares vested quarterly in equal installments of 31,250 options per quarter commencing on August 1, 2021.
3.	In the event of a change in control of our Company, such person’s options will become fully vested and/or exercisable, as the case may be, immediately prior to such change in control, and shall remain exercisable as set forth in their stock option agreement.

23

Option Exercises and Stock Vested

No stock options, SARs and similar instruments were exercised, and no stock, including restricted stock, restricted stock units and similar instruments vested, by or for any of our executive officers during the last completed fiscal year.

Pension Benefits, Non-qualified Defined Contribution and Other Non-qualified Deferred Compensation

No pension benefits were paid to any of our executive officers during the last completed fiscal year. We do not currently sponsor any non-qualified defined contribution plans or non-qualified deferred compensation plans.

Potential Payments Upon Termination or Change In Control

Other than the provisions of the executive severance benefits to which our executive officers would be entitled to at December 31, 2021 as set forth in Employee, Severance, Separation and Change in Control Agreements above, we have no liabilities under termination or change in control conditions. We do not have a formal policy to determine executive severance benefits. Each executive severance arrangement is negotiated on an individual basis.

The tables below estimate the current value of amounts payable to our executive officers in the event that a termination of employment occurred on December 31, 2021. In the event an executive officer is terminated (i) by the Company for cause, or disability, or (ii) by an executive officer (a) prior to expiration of the term, or (b) upon expiration of the term without renewal, no compensation is due to that executive officer. The closing price of our common stock, as reported on the Nasdaq Capital Market, was $14.88 on December 31, 2021. The following tables exclude certain benefits, such as health and welfare benefits, disability benefits and a 401(k) plan that are available to all employees generally. The actual amount of payments and benefits that would be provided can only be determined at the time of a change in control and/or the executive officer’s qualifying separation from the Company.

Dr. Michael S. Lebby

	Termination by Company Without cause	Termination upon expiration of term without renewal by Company	Termination upon death	Upon a change in control
Value of Option Shares Accelerated	—	—	—	$2,188,521
Cash Payments	$288,000	$216,000	—	—
Total Cash Benefits and Payments	$288,000	$216,000	—	$2,188,521

Mr. James S. Marcelli

	Termination by Company Without cause	Termination upon expiration of term without renewal by Company	Termination upon death	Upon a change in control
Value of Option Shares Accelerated	—	—	—	$2,188,521
Cash Payments	$271,800	$203,850	$271,800 (1)	—
Total Cash Benefits and Payments	$271,800	$203,850	$271,800 (1)	$2,188,521

1.	Payable only in the event the Company has key man life insurance in effect for Mr. Marcelli.

24

Compensation of Directors

Set forth below is a summary of the compensation of our directors during our December 31, 2021 fiscal year.

	Fees Earned or Paid in Cash	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation	Change in pension value and nonqualified deferred compensation earnings	All Other Compensation	Total
Name	($)(1)	($)	($)(2)	($)	($)	($)	($)
Thomas E. Zelibor	10,700	—	117,302(3)	—	—	—	128,002
Joseph A. Miller	10,700	—	63,983(4)	—	—	—	74,683
Ronald A. Bucchi	10,700	—	85,311(5)	—	—	—	96,011
Siraj Nour El-Ahmadi	128,700	—	63,983(4)	—	—	—	192,683
Frederick Leonberger	178,700	—	63,983(4)	—	—	—	242,683

1.	The amount in this column reflects cash compensation received under the Director Compensation Program of $2,000 per attendance at an in-person meeting and $700 per participation in a teleconference meeting. With respect to Dr. Leonberger, it also reflects cash compensation received of $14,000 per month for serving on our Operations Committee. With respect to Siraj Nour El-Ahmadi, it also reflects cash compensation received of $10,000 per month for serving on our Operations Committee.
2.	The option awards in this column reflect options issued on January 14, 2021 to purchase shares of our Company’s common stock at an exercise price of $1.27 that vest pursuant to the following schedule: 25% of the options vest immediately, and the remaining options vest in three equal quarterly installments of 25% of the options granted commencing on April 1, 2021. The aggregate fair value of awards and options in this column are computed in accordance with FASB ASC 718. All assumptions made in the valuation are more fully described in Note 10 - Stock Based Compensation of Notes to Financial Statements. The amounts shown in this column do not reflect dollar amounts actually received.
3.	Reflects an option to purchase up to 60,000 shares of common stock for board service and up to 50,000 shares of common stock for serving as Chair of the Board.
4.	Reflects an option to purchase up to 60,000 shares of common stock for board service.
5.	Reflects an option to purchase up to 60,000 shares of common stock for board service and up to 20,000 shares of common stock for serving as Audit Committee Chair.

In the event of a change in control of our Company, all of the above person’s options become fully vested and/or exercisable, as the case may be, immediately prior to such change in control, and shall remain exercisable as set forth in their stock option agreement.

Director Compensation for fiscal year 2022

On January 18, 2022, our Board adopted the following 2022 compensation schedule for its non-employee directors:

•	Board Chair: $55,000 annual cash fee paid quarterly at the end of each quarter, $75,000 restricted stock awards (“RSAs”) vesting annually over 3 years, 50,000 options vesting monthly over one year.
•	Audit Committee Chair: $45,000 annual cash fee paid quarterly at the end of each quarter, $50,000 RSAs vesting annually over 3 years, 50,000 options vesting monthly over one year.
•	Compensation Committee Chair: $37,500 annual cash fee paid quarterly at the end of each quarter, $50,000 RSAs vesting annually over 3 years, 50,000 options vesting monthly over one year.
•	Nom/Corporate Gov. Committee Chair: $37,500 annual cash fee paid quarterly at the end of each quarter, $50,000 RSAs vesting annually over 3 years, 50,000 options vesting monthly over one year.
•	Other Directors: $30,000 annual cash fee paid quarterly at the end of each quarter, $50,000 RSAs vesting annually over 3 years, 50,000 options vesting monthly over one year.

25

Compensation Policies and Practices as They Relate to Our Risk Management

No risks arise from our Company’s compensation policies and practices for our employees that are reasonably likely to have a material adverse effect on our Company.

CEO Pay Ratio

Under the Dodd-Frank Wall Street Reform and Consumer Protection Act and SEC rules, we are required to provide a reasonable estimate of the ratio of the annual total compensation of Dr. Lebby, our Chief Executive Officer, to the median of the annual total compensation of our other employees. For our last completed year, which ended December 31, 2021:

•	The median of the annual total compensation of all of our employees (other than Dr. Lebby) was approximately $375,632. This annual total compensation is calculated in accordance with Item 402(c)(2)(x) of Regulation S-K, and reflects, among other things, salary, bonus earned, and option related compensation for fiscal 2021.
•	Dr. Lebby's annual total compensation for fiscal 2021, as reported in the Summary Compensation Table included in this Proxy Statement, was $3,073,321.
•	Based on the above, for fiscal 2021, the ratio of Dr. Lebby's annual total compensation to the median of the annual total compensation of all employees was approximately 8:1.

This pay ratio is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K under the Securities Act of 1933, as amended, and applicable guidance and is based upon our reasonable judgment and assumptions. The SEC rules do not specify a single methodology for identification of the median employee or calculation of the pay ratio, and other companies may use assumptions and methodologies that are different from those used by us in calculating their pay ratio. Accordingly, the pay ratio disclosed by other companies, even companies within the same industry as us, may not be comparable to our pay ratio as disclosed above.

The methodology, including any material assumptions, adjustments and estimates, we used to calculate the pay ratio is described below.

•	For purposes of the pay ratio calculation, we included all of our employees as of December 31, 2021. As of December 31, 2021, our workforce consisted of 19 full-time employees.
•	To identify the median employee from the employee population described above, we determined the sum of each employee's (i) annual base salary as of December 31, 2021 (calculated as annual base pay using annual base salary), plus (ii) earned annual cash bonus for 2021. Annual total compensation incudes full-time employees who joined in 2021 were assumed to have worked for the entire year, and thus we annualized the pay of such new hires. This compensation measure was consistently applied to all employees included in the calculation and reasonably reflects the annual compensation of all of our employees.
•	Once we identified our median employee, we calculated the median employee’s annual total compensation in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K, including for this purpose, option related compensation for fiscal 2021, yielding the median annual total compensation disclosed above. With respect to Dr. Lebby's annual total compensation, we used the amount reported in the “Total” column of the 2021 Summary Compensation Table.

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VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

As of the Record Date, we had outstanding 111,388,924 shares of common stock. Each share of our common stock is entitled to one vote with respect to each matter on which it is entitled to vote.

The following table sets forth, as of the Record Date, the names, addresses, amount and nature of beneficial ownership and percent of such ownership of our common stock of each of our officers and directors, our officers and directors as a group and each person or group known to our Company to be the beneficial owner of more than five percent (5%) of our common stock:

Security Ownership

Name and Address (1)	Amount and Nature of Beneficial Ownership (2)	% Owned (3)(4)	Number of Options and Warrants Included in Amount and Nature of Beneficial Ownership (5)
Michael Lebby Chief Executive Officer, Principal Executive Officer and Director	1,011,562	0.9%	947,919
James S. Marcelli President, Chief Operating Officer, Principal Financial Officer, Secretary and Director	1,836,328	1.6%	1,589,588
Thomas E. Zelibor Chair of the Board of Directors	1,309,134	1.2%	1,140,838
Ronald A. Bucchi Director	890,020	*	860,838
Siraj Nour El-Ahmadi Director	506,020	*	500,838
Frederick Leonberger Director	1,031,020	*	1,025,838
Craig Ciesla Director	26,020	*	20,838
Directors and Officers as a Group (7 Persons):	6,610,104	5.9%	6,086,697

———————

* Less than 1%.

1.	In care of our Company at 369 Inverness Parkway, Suite 350, Englewood, CO 80112.
2.	To our best knowledge, as of the date hereof, such holders had the sole voting and investment power with respect to the voting securities beneficially owned by them, unless otherwise indicated herein. Includes the person’s right to obtain additional shares of common stock within 60 days from the Record Date.
3.	Based on 111,388,924 shares of common stock outstanding on the Record Date. Does not include shares underlying: (i) options to purchase shares of our common stock under our 2007 Employee Stock Plan and our 2016 Equity Incentive Plan; or (ii) outstanding warrants to purchase shares of our common stock.
4.	If a person listed on this table has the right to obtain additional shares of common stock within 60 days from the Record Date, the additional shares are deemed to be outstanding for the purpose of computing the percentage of class owned by such person but are not deemed to be outstanding for the purpose of computing the percentage of any other person.
5.	Represents options and warrants exercisable within 60 days from the Record Date.
6.	Mr. Zelibor disclaims beneficial ownership of 400 shares held by his spouse.
7.	Mr. Bucchi disclaims beneficial ownership of 3,000 shares held by his spouse.

Change in Control Arrangements

We are not aware of any arrangements that could result in a change of control.

27

Securities Authorized for Issuance under Equity Compensation Plans

Equity Compensation Plans as of December 31, 2021.

Equity Compensation Plan Information
	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Plan category	(a)	(b)	(c)
Equity compensation plans approved by security holders(1)	6,748,248	$1.05	3,210,250
Equity compensation plans not approved by security holders(2)	1,138,000	$0.85	0
Total	7,886,248	$1.02	3,210,250

1.	Reflects shares of common stock to be issued pursuant to our 2016 Equity Incentive Plan and our 2007 Employee Stock Plan, both of which are for the benefit of our directors, officers, employees and consultants. We have reserved 8,000,000 shares of common stock for such persons pursuant to our 2016 Equity Incentive Plan. We terminated our 2007 Employee Stock Plan in June 2016 and no additional awards are made under that plan.

2.	Comprised of common stock purchase warrants we issued for services.

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PROPOSAL ONE

ELECTION OF DIRECTORS

Our Directors hold office until the end of their respective terms or until their successors have been duly elected and qualified, or until their earlier death, resignation, removal or retirement. Our executive officers are appointed by the Board of Directors and serve at the discretion of the Board of Directors.

The Board of Directors is divided into three classes, currently comprised of: (i) two Class I directors, whose terms expire at the 2024 annual meeting; (ii) three Class II directors, whose terms expire at the 2022 annual meeting; and (iii) two Class III directors, whose terms expire at the 2023 annual meeting. The Board believes that a classified Board of Directors provides continuity and stability in pursuing the Company's policies and strategies and reinforces its commitment to long term perspective and value creation.

Nominees for Election as Director

At the time of the Annual Meeting, our Board of Directors will consist of seven directors: Dr. Michael S. Lebby; James S. Marcelli; Thomas E. Zelibor; Ronald A. Bucchi; Siraj Nour El-Ahmadi; Dr. Frederick J. Leonberger and Dr. Craig Ciesla. At the Annual Meeting, the shareholders will elect: (i) three Class II directors to serve until the 2025 Annual Meeting or until their successors have been duly elected and qualified, or until their earlier death, resignation, removal or retirement.

Based upon the recommendation of the Nominating and Corporate Governance Committee, the Board proposes that the individuals listed below as Class II nominees be elected as Class II directors. Each nominee has agreed to serve if elected, and our Board of Directors has no reason to believe that any nominee will be unavailable or will decline to serve. In the event, however, that any nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who is selected by the Nominating and Corporate Governance Committee and approved by the current Board of Directors to fill the vacancy.

The Company’s Nominating and Corporate Governance Committee may evaluate individuals in the future to consider additional members for our Board of Directors following the Annual Meeting, although there is no current active candidate search. Proxies cannot be voted for a greater number of persons than the number of nominees named.

The names of the Class II nominees are set forth below:

Name	Age	Year First Elected Director	Positions/Committees	Director Class/ Term	Independent
Michael S. Lebby	61	2015	CEO, ED	Class II Expires 2022	no
Ronald A Bucchi	67	2012	AC*, FE, NCGC	Class II Expires 2022	yes
Craig Ciesla	49	2022	AC, NCGC	Class II Expires 2022	yes

CEO - Chief Executive Officer

AC - Audit Committee

CEO - Chief Executive Officer

ED – Employee Director

FE - Financial Expert

NCGC – Nominating and Corporate Governance Committee

* Committee Chair

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Directors Not Standing for Election

The names of the Directors who are not standing for election at the Annual Meeting are the Class I directors, whose terms expire in 2024; and the following Class III directors, whose terms expire in 2023:

Name	Age	Year First Elected Director	Positions/Committees	Director Class/ Term	Independent
James S. Marcelli	74	2008	P, COO, S, ED	Class III Expires 2023	no
Thomas E. Zelibor	67	2008	COB, AC, CC, NCGC	Class III Expires 2023	yes
Siraj Nour El-Ahmadi	57	2013	CC*, NCGC, OC	Class I Expires 2024	yes
Frederick J. Leonberger	74	2017	NCGC*, OC	Class I Expires 2024	yes

AC - Audit Committee

COB - Chair of the Board of Directors (non-executive)

CC - Compensation Committee

ED – Employee Director

FE - Financial Expert

NCGC – Nominating and Corporate Governance Committee

P, COO, S – President, Chief Operating Officer, Secretary

OC – Operations Committee

* Committee Chair

Vote Required

Directors will be elected by a plurality of the votes cast at the Annual Meeting. A “withhold” vote with respect to any nominee will have no effect on the election of that nominee. Each holder of common stock is entitled to one vote for each share held.

Recommendation of the Board of Directors

The Board of Directors recommends a vote “FOR” the election of all of the above Nominees.

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PROPOSAL TWO

RATIFICATION OF INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM FOR 2021

We are asking shareholders to ratify the appointment of Morison Cogen LLP to serve as our Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022. Morison Cogen LLP was our independent registered public accounting firm for our fiscal years ended December 31, 2021 and 2020. A representative of Morison Cogen, LLP is expected to be present at the Annual Meeting and they will have the opportunity to make a statement if they desire to do so, and they are expected to be available to respond to appropriate questions.

The aggregate fees billed for professional services by Morison Cogen, LLP during 2021 and 2020 were as follows:

	2021	2020

Audit Fees	$87,596	$84,460
Audit-Related Fees	—	—
Tax Fees	6,000	6,000
All Other Fees	—	—

Audit Fees are the aggregate fees billed during the years ended December 31, 2021 and December 31, 2020 for professional services rendered by Morison Cogen, LLP for the audit of the Company’s annual financial statements and review of financial statements included in the Company’s Form 10-Q or services that are normally provided by Morison Cogen, LLP in connection with statutory and regulatory filings or engagements.

Audit-Related Fees are the aggregate fees billed during the years ended December 31, 2021 and December 31, 2020 for assurance and related services rendered by Morison Cogen, LLP that are reasonably related to the performance of the audit or review of the Company’s financial statements and are not reported under the category Audit Fees described above .

Tax Fees are the aggregate fees billed during the years ended December 31, 2021 and December 31, 2020 for tax compliance services rendered by Morison Cogen, LLP.

All Other Fees are the aggregate fees billed during the years ended December 31, 2021 and December 31, 2020 for products and services provided by Morison Cogen, LLP, other than the services reported in the Audit Fees, Audit-Related Fees, and Tax Fees categories above.

Audit Committee Pre-Approval Policies.

All the services performed by Morison Cogen, LLP that are described above were pre-approved by the Company’s audit committee. The Audit Committee pre-approves all audit and permissible non-audit services on a case-by-case basis.

None of the hours expended on Morison Cogen, LLP ‘s engagement to audit the Company’s financial statements for the years ended December 31, 2021 and December 31, 2020 were attributed to work performed by persons other than Morison Cogen, LLP’s full-time, permanent employees.

Vote Required

The vote required to ratify the appointment of Morison Cogen LLP to serve as our Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022 is the affirmative vote of the holders of a majority of the votes cast at the Annual Meeting entitled to vote on the matter. Each holder of common stock is entitled to one vote for each share held.

Recommendation of the Board of Directors

The Board of Directors recommends that the shareholders vote “FOR” the proposal to ratify the appointment of Morison Cogen LLP to serve as our Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022.

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SHAREHOLDER PROPOSALS FOR 2023 ANNUAL MEETING

In accordance with SEC Rule 14a-8, in order for shareholder proposals to be included in our proxy statement for the 2023 Annual Meeting, we must receive them at our principal executive offices, 369 Inverness Parkway, Suite 350, Englewood, CO 80112, by December 30, 2022, being 120 days prior to the date of the first anniversary of the date of our proxy statement for the 2022 Annual Meeting of Shareholders. Shareholder proposals (including recommendations of nominees for election to the board of directors), other than a shareholder proposal submitted pursuant to SEC Rule 14a-8, in order to be voted on at the 2023 Annual Meeting, must be received by us not earlier than January 26, 2023 and not later than February 25, 2023 being, respectively, 120 days and 90 days prior to the date of the first anniversary of the 2022 Annual Meeting of Shareholders. In the event that the 2023 Annual Meeting is called for a date that is not within 30 days before or after the anniversary date of the 2022 Annual Meeting of Shareholders, notice by a shareholder in order to be timely must be so received not later than the close of business on the 10th day following the day on which such notice of the date of the 2023 Annual Meeting is mailed or such public disclosure of the date of the 2023 Annual Meeting is made, whichever first occurs. To comply with the universal proxy rules (once effective), stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by SEC Rule 14a-19 in accordance with the provisions of SEC Rule 14a-19.

OTHER MATTERS

Our Board of Directors knows of no other matters to be presented for shareholder action at the Annual Meeting. However, if other matters do properly come before the Annual Meeting or any adjournments or postponements thereof, our Board of Directors intends that the persons named in the proxies will vote upon such matters in accordance with the best judgment of the proxy holders.

Whether or not you intend to be present at the Annual Meeting, you are urged to fill out, sign, date and return the enclosed a proxy card or voting instruction form at your earliest convenience.

Englewood, CO

April 29, 2022

32

LIGHTWAVE LOGIC, INC.
C/O BROADRIDGE
PO BOX 1342
BRENTWOOD, NY 11717

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

CONTROL # → 0000000000000000

PAGE 1 OF 2

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: ☒

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

02 0000000000

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

Nominees

01) Dr. Michael S. Lebby 02) Ronald A. Bucchi 03) Dr. Craig Ciesla

The Board of Directors recommends you vote FOR proposal 2.

	For	Against	Abstain
2. Ratification of the appointment of Morison Cogen LLP to serve as the Company's Independent Registered Public Accounting firm for fiscal year 2022.	☐	☐	☐

NOTE: In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

JOB #

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com

LIGHTWAVE LOGIC, INC.
Annual Meeting of Shareholders
May 26, 2022 10:00 A.M.
This proxy is solicited by the Board of Directors

The undersigned hereby appoint(s) Dr. Michael S. Lebby and/or James S. Marcelli with the power of substitution and resubstitution to vote any and all shares of capital stock of Lightwave Logic, Inc. (the "Company") which the undersigned would be entitled to vote as fully as the undersigned could do if personally present at the Annual Meeting of the Company, to be held on Thursday, May 26, 2022 at 10:00 A.M. Local Time, and at any adjournments thereof, hereby revoking any prior proxies to vote said stock, upon the following items more fully described in the notice of the Proxy Statement for the Annual Meeting (receipt of which is hereby acknowledged).

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

0000571279_2 R1.0.0.24

Continued and to be signed on reverse side